UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2011
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MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On September 23, 2011, MTI MicroFuel Cells Inc. (“MTI Micro”), a variable interest reporting entity of Mechanical Technology, Incorporated (the “Company”), entered into an amendment (the “Amendment”) to the Common Stock and Warrant Purchase Agreement dated January 11, 2010, as amended February 9, 2011 (the “Purchase Agreement”) with the Counter Point Ventures Fund II, L.P. (“Counter Point”). Counter Point is a current stockholder of MTI Micro, and Dr. Walter L. Robb, a member of the Board of Directors of the Company and MTI Micro, is the general partner of Counter Point.

Pursuant to the Purchase Agreement, in 2010 and through August 2011, MTI Micro sold to Counter Point an aggregate of 35,000,000 shares of MTI Micro Common Stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $0.070, and issued warrants (“Warrants”) to purchase 7,000,000 shares of Common Stock at an exercise price of $0.070 per share. As a result, Dr. Robb and Counter Point currently beneficially own an aggregate of approximately 49.9% of the outstanding common stock of MTI Micro or 44.21% of the outstanding common stock and warrants issued.

Pursuant to the Amendment, MTI Micro may issue and sell to Counter Point up to an additional 1,200,000 shares of Common Stock at a purchase price per share of $0.070, through December 31, 2011, and Warrants to purchase shares of Common Stock equal to 20% of the shares of Common Stock purchased under the Amendment at an exercise price of $0.070 per share. The sale and issuance of the Common Stock and Warrants shall occur over multiple closings (each, a “Closing”) occurring over four (4) one-month closing periods (each, a “Closing Period”), the first Closing of which is expected to occur in September 2011 with MTI Micro raising $21,000 from the sale of 300,000 shares of Common Stock and Warrants to purchase 60,000 shares of Common Stock to Counter Point (the “First Closing”). Subsequent Closings may occur thereafter during the Closing Periods upon delivery of written notice by MTI Micro to Counter Point of its desire to consummate a Closing, and Counter Point’s acceptance of such offer under the Purchase Agreement on the terms agreed upon with MTI Micro.

If MTI Micro were to issue and sell the remainder of the 1,200,000 shares pursuant to the Amendment, the Company would continue to own an aggregate of approximately 47.61% of the outstanding shares of MTI Micro or 53.25% of the outstanding common stock and warrants issued, and Dr. Robb and Counter Point would own an aggregate of approximately 50.28% of the outstanding common stock of MTI Micro or 44.60% of the common stock and warrants issued. In such case, the Company may be required to deconsolidate the financial results of MTI Micro and begin to report the financial results on MTI Micro using the equity investment method.

If MTI Micro issues common stock in a fundraising transaction raising at least $1,000,000 prior to December 31, 2011 (a “Third-Party Financing”), then the purchase price per share of the Common Stock shall be adjusted for the remaining term of the Amendment to equal the purchase price in the Third-Party Financing but the aggregate maximum purchase price will remain the same. For additional information relating to the Purchase Agreement, as amended, please see the Company’s Current Reports on Form 8-K filed January 14, 2010 and February 10, 2011.

This foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by the terms and conditions of the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein, and the terms and conditions of the Purchase Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 14, 2010, and the form of Common Stock Warrant, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 10, 2011.

In order to continue full commercialization of its micro fuel cell solution, MTI Micro will need to do one or more of the following to raise additional resources, or reduce its cash requirements:
  obtain additional government or private funding for its direct methanol fuel cell research, development, manufacturing readiness and commercialization;
  receive a purchase order from government agencies or OEM’s MTI Micro is currently working with;
  secure additional debt or equity financing; or
  further reduce its current expenditure run-rate.

There is no guarantee that resources will be available to MTI Micro on terms acceptable to it, or at all, or that such resources will be received in a timely manner, if at all, or that MTI Micro will be able to reduce its expenditure run-rate without materially and adversely affecting its business.

In order to conserve cash and extend operations while MTI Micro pursues additional necessary financing, it has made significant reductions to operating expenses and its workforce in the third quarter. There is no assurance that funds raised in any future financing arrangements will be sufficient, that the financing will be available on terms favorable to MTI Micro or to existing stockholders and at such times as required, or that MTI Micro will be able to obtain the additional financing required for the continued operation of its business. If MTI Micro is unable to raise adequate funds, management currently believes it will need to discontinue MTI Micro’s operations before the end of the fourth quarter of 2011.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Description
	10.1	Amendment No. 2, dated September 23, 2011, to the Common Stock and Warrant Purchase Agreement, dated January 11, 2010, as amended February 9, 2011, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: September 28, 2011	By:	/s/ PENG K. LIM
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amendment No. 2, dated September 23, 2011, to the Common Stock and Warrant Purchase Agreement, dated January 11, 2010, as amended February 9, 2011, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.